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                                                                      EXHIBIT 15

                   LETTER RE: UNAUDITED FINANCIAL INFORMATION

                              ACKNOWLEDGMENT LETTER

                                November 11, 1997

The Board of Directors
Witco Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-3, No. 33-45865) and the Post-effective Amendment No. 2 to the Registration Statement (Form S-3, No. 33-58066), each pertaining to the issuance of debentures, the Post-effective Amendment No. 1 to the Registration Statement (Form S-3, No. 33-58120), pertaining to the issuance of common stock, the Registration Statement (Form S-3, No. 33-65203), pertaining to the issuance of notes and debentures, the Post-effective Amendment No. 2 to the Registration Statement (Form S-8, No. 33-10715), Post-effective Amendment No. 1 to the Registration Statements (Form S-8, Nos. 33-30995 and 33-45194), each pertaining to stock option plans of Witco Corporation, the Registration Statement (Form S-8, No. 33-48806), pertaining to an employee benefit plan of Witco Corporation, the Registration Statement (Form S-8, No. 33-60755), pertaining to the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries, the Post-effective Amendment No. 1 to the Registration Statement (Form S-8, No. 333-05509), pertaining to the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries, and the Registration Statement (Form S-8, No. 333-33221) pertaining to the Witco Corporation 1997 Stock Incentive Plan of our report dated November 11, 1997 relating to the unaudited condensed consolidated interim financial statements of Witco Corporation and Subsidiary Companies which is included in its Form 10-Q for the quarter ended September 30, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not part of the registration statements prepared or certified by accountants within the meaning of Sections 7 or 11 of the Securities Act of 1933.



                                       /s/ ERNST & YOUNG LLP



Stamford, Connecticut



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